UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.            )

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☐	Definitive Proxy Statement

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☒	Soliciting Material under §240.14a-12

VELODYNE LIDAR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 14, 2022, Velodyne Lidar, Inc. (the “Company”) issued a press release announcing Eric Singer’s retirement from the Company’s Board of Directors, the Company’s cooperation agreement with Mr. Singer to provide consultancy services, and the receipt of David Hall’s notice of nomination and stock ownership updates.

Velodyne Lidar Announces Change to Board of Directors

and Provides Update on Stock Ownership

Eric Singer Retires from the Board, Affirms Confidence in Management Team and Strategic Plan

David and Marta Hall Reach 90 Day Limit on Stock Sales;

Ownership Reduced From 42.9% to 10.1%

SAN JOSE, Calif – March 14, 2022 – Velodyne Lidar, Inc. (NASDAQ: VLDR, VLDRW), the leading lidar company known worldwide for its broad portfolio of breakthrough lidar technologies, today announced that Eric Singer, a Velodyne Board member, has retired from the Company’s Board of Directors, effective March 13. Mr. Singer was previously elected to the Board at the 2021 Annual Meeting of Stockholders following his nomination by David Hall.

“I believe Velodyne is well positioned to deliver greater value to customers while building a profitable growth business for all shareholders,” said Mr. Singer. “With CEO Ted Tewksbury at the helm and significant opportunities ahead, I am confident in the Company’s ability to execute on its strategic plan. I look forward to supporting its success.”

Michael Dee, Chairman of the Velodyne Lidar Board of Directors, commented, “On behalf of the Board, we thank Eric for his partnership and commitment to serving the best interests of all Velodyne shareholders. Eric was a valued participant in our Board discussions and we are grateful to have benefitted from his insights during his tenure.”

“We are laser-focused on furthering our vision to make lidar ubiquitous in the advancement of global safety, sustainability, efficiency and equity, and I would like to thank Eric for all his efforts that have helped us achieve our operational goals,” said Dr. Ted Tewksbury, CEO of Velodyne Lidar. “The Velodyne team remains dedicated to delivering on our clear and executable strategy to meet the needs of our customers worldwide.”

In conjunction with his departure from the Board of Directors, the Company and Eric Singer have reached a cooperation agreement. Under the agreement, Mr. Singer, a tech veteran with experience in corporate governance, strategic planning and shareholder relations, will serve as a consultant to the Company and will help identify an independent director to fill the vacancy on the Board left due to his retirement. The full agreement, which includes, among other things, customary standstill and voting commitments, will be filed on a Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”).

Velodyne Lidar Issues Statement Regarding Director Nominations

The Company today also confirmed receipt of Mr. Hall’s notice of nomination of three candidates, including David Hall and Marta Thoma Hall, to stand for election to the Velodyne Board of Directors at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The Company issued the following statement:

The Velodyne Lidar Board of Directors is comprised of highly qualified and diverse directors, including seasoned financial, automotive, technology and governance leaders fully committed to driving shareholder value and bringing extensive experience related to our business success.

Mr. Hall submits these nominees after waging a self-serving and deceptive campaign that has included statements about the Company’s Board and management that are completely without merit and meant to distract from his own history of misconduct.

As he has reported with the SEC, Mr. Hall recently sold 45.8 million shares of Velodyne stock publicly – the maximum allowed under Rule 144 of the Securities Act of 1933, as amended. Taken together with his cancellation of certain of his Proxy and Lock-Up Agreements of shares held by other stockholders, Mr. Hall and Ms. Hall have significantly reduced their beneficial ownership and voting positions, only further demonstrating their fundamental misalignment with the interests of all Velodyne shareholders.

The Company notes that Mr. Hall sold his shares in the course of only seven trading days, which the Company believes had a significant short-term negative impact on the price of the Company’s stock.

The Nominating and Governance Committee of Velodyne’s Board will consider Mr. Hall’s notice of director nominations pursuant to established policies and with regard to compliance with the Company’s bylaws. The Board will present its recommendations regarding director nominations in the Company’s definitive proxy statement and other materials to be filed with the SEC and mailed to all shareholders eligible to vote at the Annual Meeting.

The date of the Company’s Annual Meeting has not yet been announced. Stockholders do not need to take action at this time.

About Velodyne Lidar

Velodyne Lidar (Nasdaq: VLDR, VLDRW) ushered in a new era of autonomous technology with the invention of real-time surround view lidar sensors. Velodyne, the global leader in lidar, is known for its broad portfolio of breakthrough lidar technologies. Velodyne’s revolutionary sensor and software solutions provide flexibility, quality, and performance to meet the needs of a wide range of industries, including autonomous vehicles, advanced driver assistance systems (ADAS), robotics, unmanned aerial vehicles (UAV), smart cities and security. Through continuous innovation, Velodyne strives to transform lives and communities by advancing safer mobility for all. For more information, visit www.velodynelidar.com.

Important Additional Information and Where to Find It

Velodyne intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from Velodyne stockholders for the Annual Meeting. VELODYNE STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ VELODYNE’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by Velodyne with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the “Financials” section of Velodyne’s Investor Relations website at investors.velodynelidar.com/ or by contacting Velodyne’s Investor Relations department at investorrelations@velodyne.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Velodyne, its directors and certain of its executive officers are participants in the solicitation of proxies from Velodyne stockholders in connection with matters to be considered at the Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of Velodyne’s directors and executive officers, in Velodyne is included in Velodyne’s proxy statement on Schedule 14A for its 2021 annual meeting of stockholders, filed with the SEC on May 17, 2021, Velodyne’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022, and in

Velodyne’s other reports filed with the SEC from time to time. Changes to the direct or indirect interests of Velodyne’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Beneficial Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in Velodyne will be set forth in the proxy statement for the Annual Meeting and other relevant documents to be filed with the SEC, if and when they become available.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and market positioning. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: the impact on our operations and financial condition from the effects of the current COVID-19 pandemic both on Velodyne’s business and those of its customers and suppliers; supply chain issues in the semiconductor market; Velodyne’s ability to execute its business plan; the timing of revenue from existing customers, including uncertainties related to the ability of Velodyne’s customers to commercialize their products and the ultimate market acceptance of these products; uncertainties related to Velodyne Lidar’s estimates of the size of the markets for its products and future revenue opportunities, including projects that are not yet signed or awarded; charges related to the vesting of the Amazon Warrant; the rate and degree of market acceptance of Velodyne Lidar’s products in a variety of industries; the success of other competing lidar and sensor-related products and services that exist or may become available; rising costs adversely affecting Velodyne’s profitability; uncertainties related to Velodyne Lidar’s current litigation and potential litigation involving Velodyne Lidar or the validity or enforceability of Velodyne Lidar’s intellectual property; Velodyne Lidar’s ability to partner with and rely on third party manufacturers; general economic and market conditions impacting demand for Velodyne Lidar’s products and services; and changes in applicable laws or regulations.

For more information about risks and uncertainties associated with Velodyne’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Velodyne’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. All forward-looking statements in this press release are based on information available to Velodyne as of the date hereof, Velodyne undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Velodyne Investor Relations

InvestorRelations@velodyne.com

Media

Jim Golden / Jack Kelleher / Lyle Weston

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

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